EXHIBIT 99.1

CERTIFICATION

In connection with the Annual Report on Form 11-K of the Duquesne Light Company 401(k) Retirement Savings Plan for IBEW Represented Employees (the “Plan”) for the year ending December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his or her knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the net assets available for benefits and changes in net assets available for benefits of the Plan.

WITNESS the due execution hereof this 27th day of June, 2003.

/s/ MAUREEN L. HOGEL
Maureen L. Hogel Senior Vice President and Chief Administrative Officer of Duquesne Light Company

/s/ STEVAN R. SCHOTT
Stevan R. Schott Vice President and Controller of Duquesne Light Company

This certification is being furnished to the Securities and Exchange Commission as an exhibit to such Form 11-K. A signed original of this certification required by Section 906 has been provided to the Plan, who will retain it and furnish a copy to the Securities and Exchange Commission or its staff upon request.

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